UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2005, the Compensation and Leadership Committee of the Board of Directors of Hewitt Associates LLC (the “Company”) approved certain grants of restricted stock, including certain grants to the Company’s Chief Executive Officer and three of the other four most highly compensated executive officers, and adopted a Change in Control Executive Severance Plan for selected senior executives, including the Company’s Chief Executive Officer and other four most highly compensated executive officers.

Attached as Exhibit 99.1 is a summary of the restricted stock grants for the Company’s Chief Executive Officer and three of the Company’s other four most highly compensated executive officers and the Company’s Change in Control Executive Severance Plan.

Attached as Exhibit 99.2 is a copy of the Company’s form of Restricted Stock Award Agreement for 2005.

Attached as Exhibit 99.3 is a copy of the Company’s Change in Control Executive Severance Plan.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Summary of restricted stock grants and the Company’s Change in Control Executive Severance Plan

99.2	Form of Restricted Stock Award Agreement

99.3	Change in Control Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Dan A. DeCanniere
Name:	Dan A. DeCanniere
Title:	Chief Financial Officer

Date: October 6, 2005

Exhibit Index

Number	Description
99.1	Summary of restricted stock grants and the Company’s Change in Control Executive Severance Plan

99.2	Form of Restricted Stock Award Agreement

99.3	Change in Control Executive Severance Plan